Ex-99.10(b)

                               CONSENT OF COUNSEL

I hereby consent both to the reference to my name under the heading "Legal Opinions" in the Statement of Additional Information constituting part of this Post-Effective Amendment to the Registration Statement on Form N-1A for The Guardian Stock Fund, Inc. and to the filing of this consent as an exhibit to said Amendment..


                                           /s/ RICHARD T. POTTER, JR.
                                        ---------------------------------
                                            Richard T. Potter, Jr.
                                                 Counsel


New York, New York
April 23, 1997